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                                                                    EXHIBIT 4.11

                                K N ENERGY, INC.
                                    as Issuer

                                       TO

                            WILMINGTON TRUST COMPANY
                                   as Trustee

                                FORM OF INDENTURE

                          Dated as of ________ __, ____

                                   DEBENTURES
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                                TABLE OF CONTENTS

                                                                       Page(s)
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                                    ARTICLE 1

       DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

      SECTION 1.1.  Definitions............................................  1
      SECTION 1.2.  Compliance Certificates and Opinions...................  9
      SECTION 1.3.  Form of Documents Delivered to Trustee.................  9
      SECTION 1.4.  Acts of Holders........................................ 10
      SECTION 1.5.  Notice, Etc., to Trustee and Company................... 12
      SECTION 1.6.  Notice of Holders of Debentures; Waiver................ 12
      SECTION 1.7.  Language of Notices, Etc............................... 13
      SECTION 1.8.  Conflict with Trust Indenture Act...................... 13
      SECTION 1.9.  Effect of Headings and Table of Contents............... 13
      SECTION 1.10.  Successors and Assigns................................ 13
      SECTION 1.11.  Separability Clause................................... 13
      SECTION 1.12.  Benefits of Indenture................................. 13
      SECTION 1.13.  Governing Law......................................... 13
      SECTION 1.14.  Legal Holidays........................................ 13
      SECTION 1.15.  Intentionally Omitted................................. 14
      SECTION 1.16.  Immunity of Incorporators, Shareholders, Officers,
                     Directors and Employees............................... 14

                                    ARTICLE 2

               ISSUE, DESCRIPTION, TERMS, EXECUTION, REGISTRATION
                           AND EXCHANGE OF DEBENTURES

      SECTION 2.1.  Designation, Terms, Amount Authentication and Delivery of
                    Debentures............................................. 15
      SECTION 2.2.  Form of Debenture and Trustee's Certificate............ 17
      SECTION 2.3.  Date and Denominations of Debentures and Provisions for
                    Payment of Principal, Premium and Interest............. 17
      SECTION 2.4.  Execution of Debentures................................ 19
      SECTION 2.5.  Exchange of Debentures................................. 19
      SECTION 2.6.  Temporary Debentures................................... 20
      SECTION 2.7.  Mutilated, Destroyed, Lost or Stolen Debentures........ 21
      SECTION 2.8.  Cancellation of Surrendered Debentures................. 22
      SECTION 2.9.  Provisions of Indenture and Debentures for Sole Benefit
                    of Parties and Debentureholders........................ 22
      SECTION 2.10.  Appointment of Authenticating Agent................... 22
      SECTION 2.11.  Global Debenture...................................... 23
      SECTION 2.12.  CUSIP Numbers......................................... 24
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                                                                       Page(s)
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                                    ARTICLE 3

                          SATISFACTION AND DISCHARGE

      SECTION 3.1.  Satisfaction and Discharge of Indenture................ 24
      SECTION 3.2.  Application of Trust Money............................. 25
      SECTION 3.3.  Company's Option to Effect Defeasance or Covenant
                    Defeasance............................................. 25
      SECTION 3.4.  Discharge and Defeasance............................... 25
      SECTION 3.5.  Covenant Defeasance.................................... 26
      SECTION 3.6.  Conditions to Defeasance............................... 26

                                    ARTICLE 4

                                    REMEDIES

      SECTION 4.1.  Events of Default...................................... 28
      SECTION 4.2.  Acceleration of Maturity; Recision and Annulment....... 30
      SECTION 4.3.  Collection of Indebtedness and Suits for Enforcement by
                    Trustee................................................ 31
      SECTION 4.4.  Trustee May File Proofs of Claim....................... 32
      SECTION 4.5.  Trustee May Enforce Claims Without Possession of
                    Debentures............................................. 33
      SECTION 4.6.  Application of Money Collected......................... 33
      SECTION 4.7.  Limitation on Suits.................................... 33
      SECTION 4.8.  Unconditional Right of Holders to Receive Principal,
                    Premium and Interest................................... 34
      SECTION 4.9.  Restoration of Rights and Remedies..................... 34
      SECTION 4.10.  Rights and Remedies Cumulative........................ 35
      SECTION 4.11.  Delay or Omission Not Waiver.......................... 35
      SECTION 4.12.  Control by Holders of Debentures...................... 35
      SECTION 4.13.  Waiver of Past Defaults............................... 35
      SECTION 4.14.  Undertaking for Costs................................. 36
      SECTION 4.15.  Waiver of Stay or Extension Laws...................... 36

                                   ARTICLE 5

                                  THE TRUSTEE

      SECTION 5.1.  Duties and Responsibilities of the Trustee; During
                    Default; Prior to Default.............................. 37
      SECTION 5.2.  Certain Rights of Trustee.............................. 38
      SECTION 5.3.  Not Responsible for Recitals or Issuance of Debentures. 39
      SECTION 5.4.  May Hold Debentures.................................... 39
      SECTION 5.5.  Money Held in Trust.................................... 39
      SECTION 5.6.  Compensation and Reimbursement......................... 39
      SECTION 5.7.  Resignation and Removal; Appointment of Successor...... 40
      SECTION 5.8.  Acceptance of Appointment by Successor................. 42
      SECTION 5.9.  Disqualification; Conflicting Interests................ 43
      SECTION 5.10.  Corporate Trustee Required; Eligibility............... 43


                                       ii
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                                                                       Page(s)
                                                                       -------

      SECTION 5.11.  Preferential Collection of Claims Against Company..... 43
      SECTION 5.12.  Merger, Conversion, Consolidation or Succession to
                     Business.............................................. 43
      SECTION 5.13.  Notice of Defaults.................................... 44

                                    ARTICLE 6

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

      SECTION 6.1.  Preservation of Information: Communications to Holders. 44
      SECTION 6.2.  Reports by Trustee..................................... 45
      SECTION 6.3.  Reports by Company..................................... 45

                                    ARTICLE 7

                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE

      SECTION 7.1.  Company May Consolidate, Etc. on Certain Terms......... 46
      SECTION 7.2.  Successor Corporation Substituted...................... 46
      SECTION 7.3.  Opinion of Counsel to Trustee.......................... 47

                                    ARTICLE 8

                             SUPPLEMENTAL INDENTURES

      SECTION 8.1.  Supplemental Indentures Without Consent of Holders..... 47
      SECTION 8.2.  Supplemental Indentures with Consent of Holders........ 48
      SECTION 8.3.  Execution of Supplemental Indentures................... 49
      SECTION 8.4.  Effect of Supplemental Indentures...................... 50
      SECTION 8.5.  Conformity with Trust Indenture Act.................... 50
      SECTION 8.6.  Reference in Debentures to Supplemental Indentures..... 50

                                    ARTICLE 9

                                    COVENANTS

      SECTION 9.1.  Payment of Principal, Premium and Interest............. 50
      SECTION 9.2.  Maintenance of Office or Agency........................ 50
      SECTION 9.3.  Money for Debentures Payments to Be Held in Trust...... 51
      SECTION 9.4.  Limitation on Dividends; Transactions with Affiliates.. 52
      SECTION 9.5.  Covenants as to "K N Trust"............................ 52
      SECTION 9.6.  Additional Amounts..................................... 53
      SECTION 9.7.  Existence.............................................. 53
      SECTION 9.8.  Statement by Officers as to Default.................... 54
      SECTION 9.9.  Calculation of Original Issue Discount................. 54
      SECTION 9.10.  Financial Information; SEC Reports.................... 54

                                   ARTICLE 10

                           REDEMPTION OF DEBENTURES

      SECTION 10.1.  Applicability of Article.............................. 55


                                       iii
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                                                                       Page(s)
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      SECTION 10.2.  Election to Redeem; Notice to Trustee................. 55
      SECTION 10.3.  Selection by Trustee of Debentures to Be Redeemed..... 55
      SECTION 10.4.  Notice of Redemption.................................. 56
      SECTION 10.5.  Deposit of Redemption Price........................... 56
      SECTION 10.6.  Debentures Payable on Redemption Date................. 56
      SECTION 10.7.  Debentures Redeemed in Part........................... 57

                                   ARTICLE 11

                             [Intentionally Omitted]

                                   ARTICLE 12

                        MEETINGS OF HOLDERS OF DEBENTURES

      SECTION 12.1.  Purposes for Which Meetings May be Called............. 57
      SECTION 12.2.  Call, Notice and Place of Meetings.................... 57
      SECTION 12.3.  Persons Entitled to Vote at Meetings.................. 58
      SECTION 12.4.  Quorum; Action........................................ 58
      SECTION 12.5.  Determination of Voting Rights; Conduct and
                     Adjournment of Meetings............................... 59
      SECTION 12.6.  Counting Votes and Recording Action of Meetings....... 60

                                   ARTICLE 13

                             [Intentionally Omitted]


                                       iv
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            FORM OF INDENTURE, dated as of ________ __, ____, between K N
Energy, Inc., a corporation duly organized and existing under the laws of the State of Kansas (the "Company"), having its principal office at 370 Van Gordon Street, Lakewood, Colorado 80228 and Wilmington Trust Company, a Delaware banking corporation having its principal corporate trust office at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890, as Trustee (the "Trustee").

                             RECITALS OF THE COMPANY

            WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance from time to time of its unsecured debentures or other evidences of indebtedness (hereinafter referred to as the "Debentures"), without limit as to principal amount, issuable in one or more series, the amount and terms of each such series to be determined as hereinafter provided, including, without limitation, Debentures issued to evidence loans made to the Company of the proceeds from the issuance from time to time by one or more business trusts (each a "K N Trust," and collectively, the "K N Trusts") of preferred interests in such K N Trusts, having the rights provided for in such K N Trusts (the "Preferred Securities") and common interests in such K N Trusts, having the rights provided for in such K N Trusts (the "Common Securities", and collectively with the Preferred Securities, the "Trust Securities"); to be authenticated by the Trustee; and, to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture; and

            WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Debentures"), to be issued in one or more series as in this Indenture provided; and

            WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Debentures or of a series thereof, as follows:

                                    ARTICLE 1

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

            SECTION 1.1. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
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                                                                               2


            (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

            (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; and

            (d) The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

            "Act", when used with respect to any Holder of a Debenture, has the meaning specified in Section 1.4.

            "Additional Interest" means the interest, if any, that shall accumulate or any interest on the Trust Securities of any series the payment of which has not been made on the applicable Interest Payment Date and which shall accumulate at the rate per annum specified or determined as specified in such Trust Security.

            "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

            "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 5.13 to act on behalf of the Trustee to authenticate Debentures of one or more series.

            "Authorized Newspaper" means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place, in connection with which the term is used, or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

            "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
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                                                                               3


            "Business Day", means any day other than Saturday, Sunday or any other day on which banking institutions in New York, New York or Wilmington, Delaware are permitted or required by any applicable law to close.

            "Cedel S.A." means Cedel Bank, societe anonyme, or its successor.

            "Commission" means the United States Securities and Exchange Commission.

            "Common Securities" has the meaning set forth in the first recital of this Indenture.

            "Common Securities Guarantee" means any Guarantee that the Company enters into that operates directly or indirectly for the benefit of holders of Common Securities of the Trust.

            "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

            "Company Request" or "Company Order" means a written request or order signed in the name of the Company by the Chairman of the Board of Directors or the President or any Executive Vice President or any Vice President and by the Treasurer or the Secretary or any Assistant Treasurer or any Assistant Secretary of the Company and delivered to the Trustee.

            "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered.

            "Corporation" means a corporation, association, company, joint-stock company or business trust.

            "Debentures" has the meaning stated in the first recital of this Indenture and more particularly means any Debentures authenticated and delivered under this Indenture.

            "Debenture Register" has the meaning specified in Section 2.5.

            "Debenture Registrar" has the meaning specified in Section 2.5.

            "Declaration" means the Amended and Restated Declaration of Trust of any "K N Trust", whether now existing or created in the future, which purchased the Trust Securities of any "K N Trust" in each case.

            "Defaulted Interest" has the meaning specified in Section 2.3.

            "Defeasance" has the meaning specified in Section 3.4.
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                                                                               4


            "Depositary" means, with respect to the Debentures of any series for which the Company shall determine that such Debentures will be issued as a Global Debenture, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to either Section 2.1 or 2.11.

            "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

            "Event of Default" has the meaning specified in Section 4.1.

            "Global Debenture" means, with respect to any series of Debentures, a Debenture executed by the Company and delivered by the Trustee to the Depositary, or pursuant to the Depositary's instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

            "Guarantor" means the Company in its capacity as guarantor under any Trust Securities Guarantees.

            "Holder", when used with respect to any Debenture, means in the case of a Registered Debenture, the Person in whose name the Debenture is registered in the Debenture Register and in the case of a Bearer Debenture the bearer thereof and, when used with respect to any Coupon, means the bearer thereof.

            "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of Debentures of any series established as contemplated by Section 2.1.

            "Institutional Trustee" has the meaning set forth in the Declaration.

            "Interest," when used with respect to an Original Issue Discount Debenture which by its terms bears interest only at Maturity, means interest payable at Maturity.

            "Interest Payment Date," when used with respect to any Debenture, means the Stated Maturity of an installment of interest on such Debenture.

            "K N Guarantee" means the guarantee by the Company of distributions on the Preferred Securities of a "K N Trust" to the extent provided in the Guarantee (as such term is defined in the related Declaration).

            "K N Trust" has the meaning set forth in the first recital to this Indenture.
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                                                                               5


            "Maturity," when used with respect to any Debenture, means the date on which the principal of such Debenture or an installment of such principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for prepayment, notice of option to elect repayment or otherwise.

            "Officer" means the Chief Executive Officer, Comptroller, Secretary or Assistant Secretary of the Company.

            "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors or the President or any Executive Vice President or any Vice President and by the Treasurer or the Secretary or any Assistant Treasurer or any Assistant Secretary of the Company and delivered to the Trustee.

            "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Company and who shall be acceptable to the Trustee.

            "Original Issue Discount Debenture" means any Debenture which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to
Section 4.2.

            "Outstanding," when used with respect to Debentures of any series, means, as of the date of determination, all Debentures of such series theretofore authenticated and delivered under this Indenture, except:

                  (i) Debentures of such series theretofore canceled by the
            Trustee or any Paying Agent or delivered to the Trustee for cancellation or that have previously been canceled;

                  (ii) Debentures of such series for whose payment or redemption of which money or United States Government Obligations in the necessary amount has been theretofore deposited in accordance with Article with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of Debentures of such series and any coupons appertaining thereto; provided that, if Debentures of such series or portions of Debentures of such series are to be redeemed prior to the Maturity thereof, notice of such prepayment has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) Debentures of such series which have been paid pursuant to Section 2.7 or in exchange for or in lieu of which other Debentures of such series have been authenticated and delivered pursuant to this Indenture, other than any Debentures of such series in respect of which there shall have been presented to the Trustee proof satisfactory to it that Debentures of such series are held by a bona fide purchaser in whose hands Debentures of such series are valid obligations of the Company; and
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                                                                               6


                  (iv) Debentures of such series as to which Defeasance has been effected pursuant to Section 3.4.

            provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Debentures of such series have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether a quorum is present at a meeting of Holders of Debentures of such Series (A) the principal amount of an Original Issue Discount Debenture of such series that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 4.2, (B) the principal amount of a Debenture of such series denominated in a foreign currency or currencies shall be the U.S. dollar equivalent, determined on the date of original issuance of such Debenture, of the principal amount (or, in the case of an Original Issue Discount Debenture of such series, the U.S. dollar equivalent on the date of original issuance of such Debenture of the amount determined as provided in (A) above) of such Debenture, and (C) Debentures of such series owned by the Company or any other obligor upon such Debentures, or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, or upon any such determination as to the presence of a quorum, only Debentures of such series which the Trustee actually knows to be so owned shall be so disregarded. Debentures of such series so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon such Debentures or any Affiliate of the Company or of such other obligor.

            "Paying Agent" means any Person authorized by the Company to pay the principal of and any premium and interest on any Debentures or any Coupons appertaining thereto on behalf of the Company.

            "Person" means a legal person, including any individual, corporation, state, partnership, joint venture, trust, association, joint stock company, limited liability company, unincorporated association or government or any agency or political subdivision thereof, or any other entity of whatever nature.

            "Place of Payment," when used with respect to the Debentures of any series, means the place or places where, subject to the provisions of Section 9.2, the principal of and any premium and interest on Debentures of such series are payable as specified as contemplated by Section 2.1.

            "Predecessor Debenture" of a Debenture of any series means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such Debenture; and, for the purposes of this definition, Debenture of any series authenticated and delivered under Section 2.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture or a Debenture to which a mutilated, destroyed, lost or stolen Coupon appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen

Debenture or the Debenture to which the mutilated, destroyed, lost or stolen Coupon appertains, as the case may be.

            "Preferred Securities" has the meaning set forth in the first recital of this Indenture.

            "Redemption Date," when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

            "Redemption Price," when used with respect to any Debenture to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

            "Representative" means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

            "Responsible Officer" means, when used with respect to the Trustee, the chairman of the board of directors, the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

            "Stated Maturity", when used with respect to any Debenture or any installment of principal thereof or interest thereon, means the date specified in such Debenture or a Coupon representing such installment of interest as the fixed date on which the principal of such Debenture or such installment of principal or interest is due and payable.

            "Subsidiary" means, with respect to any Person, (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture, business trust or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

            "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Debentures of any series shall mean the Trustee with respect to Debentures of that series.

            "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

            "Trust Securities" has the meaning specified in the first recital hereto.

            "Trust Securities Guarantees" means the Common Securities Guarantee and the Preferred Securities Guarantee.

            "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

            "United States Alien" means any Person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a nonresident alien fiduciary of a foreign estate or trust of a foreign partnership.

            "U.S. Government Obligations" means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States and the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

            "Voting Stock", as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

            "Yield to Maturity" means the yield to maturity on Debentures of any series, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

            SECTION 1.2. Compliance Certificates and Opinions. Except as otherwise expressly provided by this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

            Every certificate or opinion by or on behalf of the Company with respect to compliance with a condition or covenant provided for in this Indenture, except for certificates provided for in Section 9.8, shall include:

            (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of each such individual, the individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

            SECTION 1.3. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

            SECTION 1.4. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Debenture of any series, shall be sufficient for any purpose of this Indenture and (subject to Section 5.2) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Debentures of any series shall be proved in the manner provided in Section 13.6.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to the execution thereof. Where such execution is by a signer acting in a capacity other than the signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of the signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The principal amount and serial numbers of Debentures of any series held by any Person, and the date of holding the same, shall be proved by the Debenture Register.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debenture of any series shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

            (e) With respect to the Debentures of any series, upon receipt by the Trustee of (i) any written notice directing the time, method or place of conducting any proceeding or exercising any trust or power pursuant to Section
4.1 with respect to Debentures of such series or (ii) any written demand, request or notice with respect to any matter on which the Holders of Debentures of such series are entitled to act under this Indenture, in each case from Holders of less than, or proxies representing less than, the requisite principal amount of Outstanding Debentures of such series entitled to give such demand, request or notice, the Trustee shall establish a record date for determining Holders of Outstanding Debentures of such series entitled to join in such demand, request or notice, which record date shall be the close of business on the day the Trustee received such demand, request or notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such demand, request or notice whether or not such Holders remain Holders after such record date; provided, however, that unless the Holders of the requisite principal amount of Outstanding Debentures of such series shall have joined in such demand, request or notice prior to the day which is 90 days after such record date, such demand, request or notice shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, (i) after the expiration of such 90-day period, a new demand, request or notice identical to a demand, request or notice which has been canceled pursuant to the proviso to the preceding sentence or (ii) during any such 90-day period, a new demand, request or notice which has been canceled pursuant to the proviso to the preceding sentence or (iii) during any such 90-day period, a new demand, request or notice contrary to or different from such demand, request or notice, in either of which events a new record date shall be established pursuant to the provisions of this clause.

            (f) The Company may set any day as the record date for the purpose of determining the Holders of Outstanding Debentures of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Debentures of such series. With regard to any record date set pursuant to this paragraph, the Holders of Outstanding Debentures of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to give or take the relevant action, whether or not such Holders remain Holders after such record date. With regard to any action that may be given or taken hereunder only by Holders of a requisite principal amount of Outstanding Debentures of any series (or their duly appointed agents) and for which a record date is set pursuant to this paragraph, the Company may, at its option, set an expiration date after which no such action purported to be given or taken by any Holder shall be effective hereunder unless given or taken on or prior to such expiration date by Holders of the requisite principal amount of Outstanding Debentures of such series on such record date (or their duly appointed agents). On or prior to any expiration date set pursuant to this paragraph, the Company may, on one or more occasions at its option, extend such date to any later date. Nothing in this paragraph shall prevent any Holder (or any duly appointed agent thereof) from giving or taking, after any expiration date, any action identical to, or, at any time, contrary to or different from, any action given or taken, or purported to have been given or taken, hereunder by a Holder on or prior to such date, in which event the Company may set a record date in respect thereof pursuant to this clause. Notwithstanding the foregoing or the Trust Indenture Act, the Company shall not set a record date for, and the provisions of this clause shall not apply with respect to, any action to be given or taken by Holders pursuant to
Section 4.1, 4.2 or 4.12.

            SECTION 1.5. Notice, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

            (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Trustee Administration, or

            (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, to the attention of its Treasurer, or at any other address previously furnished in writing to the Trustee by the Company.

            SECTION 1.6. Notice of Holders of Debentures; Waiver. Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Debentures of any event, such notice shall be sufficiently given to Holders of any series if in writing and mailed, first-class postage prepaid, to each Holder of a Debenture affected by such event, at the address of such Holder as registered in the books of the Company, not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice.

            In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Debentures by mail, then such notification as shall be made with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. In any case where notice to Holders of Debentures is given by mail, neither the failure to mail such notice, nor any defect in any notice mailed to any particular Holder of a Debenture shall affect the sufficiency of such notice with respect to other Holders of Debentures.

            Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Debentures shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            SECTION 1.7. Language of Notices, Etc. Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

            SECTION 1.8. Conflict with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 318, inclusive, of the Trust Indenture Act, such required provision shall control.

            SECTION 1.9. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            SECTION 1.10. Successors and Assigns. The Company will have the right at all times to assign any of its respective rights or obligations under this Indenture to a direct or indirect wholly-owned Subsidiary; provided that, in the event of any such assignment, the Company will remain permanently liable for all of its obligations. This Indenture may not otherwise be assigned by the parties thereto.All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

            SECTION 1.11. Separability Clause. In case any provision in this Indenture or the Debentures or Coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 1.12. Benefits of Indenture. Nothing in this Indenture or the Debentures or Coupons, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Debentures Registrar and their successors hereunder, the holders of Trust Securities, and the Holders of Debentures and coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

            SECTION 1.13. Governing Law. This Indenture and the Debentures and coupons shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

            SECTION 1.14. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity of any Debenture of any series shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Debentures or Coupons other than a provision in the Debentures of any series which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal (and premium, if any) will be made on the next succeeding Business Day at such Place of Payment, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such succeeding Business Day and except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

            SECTION 1.15. Intentionally Omitted.

            SECTION 1.16. Immunity of Incorporators, Shareholders, Officers, Directors and Employees. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of a Debenture of any series, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers, directors or employees, as such, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations or agreements contained in this Indenture or in any of the Debentures or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations or agreements contained in this Indenture or in any of the Debentures or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Debentures.

            All payments of interest and other amounts, if any, to be made by the Trustee hereunder shall be made only from the money deposited with the Trustee and only to the extent that the Trustee shall have sufficient income or proceeds to make such payments in accordance with the terms of this Indenture, and each Holder thereof, by its acceptance of a Debenture, agrees that it will look solely to the income and proceeds deposited with the Trustee to the extent available for distribution to such Holder as provided and that the Trustee is not personally liable in any manner to such Holder for any amounts payable or any liability under this Indenture or any Debenture.

                                    ARTICLE 2

               ISSUE, DESCRIPTION, TERMS, EXECUTION, REGISTRATION
                           AND EXCHANGE OF DEBENTURES

            SECTION 2.1. Designation, Terms, Amount Authentication and Delivery of Debentures. The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is unlimited.

            The Debentures may be issued in one or more series up to the aggregate principal amount of Debentures of that series from time to time authorized by or pursuant to a Board Resolution or pursuant to one or more indentures supplemental hereto, prior to the initial issuance of the Debentures of a particular series. Prior to the initial issuance of the Debentures of any series, there shall be established in or pursuant to a Board Resolution, and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto:

            (1) the title of the Debentures of the series (which shall distinguish the Debentures of the series from all other Debentures);

            (2) any limit upon the aggregate principal amount of the Debentures of that series which may be authenticated and delivered under this Indenture (except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures of that series);

            (3) the date or dates on which the principal of the Debentures of the series is payable;

            (4) the rate or rates (including reset rates, if any) at which the Debentures of the series shall bear interest or the manner of calculation of such rate or rates, if any;

            (5) the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest will be payable or the manner of determination of such Interest Payment Dates and the record date for the determination of holders to whom interest is payable on any such Interest Payment Dates;

            (6) the right, if any, to extend or defer the interest payment periods and the duration of such extension;

            (7) the period or periods within which, the price or prices at which, and the terms and conditions upon which, Debentures of the series may be prepaid, in whole or in part, at the option of the Company;

            (8) the obligation, if any, of the Company to redeem or purchase Debentures of the series pursuant to any sinking fund or analogous provisions

      (including payments made in cash in anticipation of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Debentures of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

            (9) any exchangeability, conversion or prepayment provisions of the Debentures;

            (10) the form of the Debentures of the series including the form of the Certificate of Authentication for such series;

            (11) if other than denominations of $1,000 or any integral multiple thereof, the denominations in which the Debentures of the series shall be issuable;

            (12) whether the Debentures are issuable as a Global Debenture and, in such case, the identity of the Depositary for such series;

            (13) if other than U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Debentures shall be payable, or in which the Debentures shall be denominated;

            (14) any additions, modifications or deletions in the Events of Default or covenants of the Company with respect to the Debentures of such series, if not set forth herein;

            (15) if other than the principal amount thereof, the portion of the principal amount of Debentures that shall be payable upon declaration of acceleration of the maturity thereof;

            (16) any additions or changes to the Indenture with respect to a series of Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registerable or not registerable as to principal, and with or without coupons;

            (17) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Debentures and the manner in which such amounts will be determined;

            (18) the terms and conditions relating to the issuance, if any, of a temporary Global Security representing all of the Debentures of such series and exchange of such temporary Global Security for definitive Debentures of such series;

            (19) the relative degree, if any, to which such Debentures of the series shall be senior to or be subordinated to other series of such Debentures or other indebtedness of the Company in right of payment, whether such other series of Debentures or indebtedness are outstanding or not; and

            (20) any and all other terms with respect to such series (which terms shall not be inconsistent with the terms of this Indenture).

            If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

            SECTION 2.2. Form of Debenture and Trustee's Certificate. The Debentures of any series and the Trustee's certificate of authentication to be borne by such Debentures shall be substantially of the tenor and purport as set forth in one or more indentures supplemental hereto or as provided in a Board Resolution and as set forth in an Officers' Certificate, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Debentures of that series may be listed, or to conform to usage.

            SECTION 2.3. Date and Denominations of Debentures and Provisions for Payment of Principal, Premium and Interest. The Debentures shall be issuable as registered Debentures and in the denominations of $1,000 or any integral multiple thereof, subject to Section 2.01(11). The Debentures of a particular series shall bear interest payable on the dates and at the rate specified with respect to that series. The principal of and the interest on the Debentures of any series, as well as any premium thereon in case of redemption thereof prior to maturity, shall be payable in the coin or currency of the United States of America which at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City and State of New York. Each Debenture shall be dated the date of its authentication. Interest on the Debentures shall be computed on the basis of a 360-day year composed of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month.

            The interest installment on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Debentures of that series shall be paid to the person in whose name said Debenture (or one or more Predecessor Debentures) is registered at the close of business on the regular record date for such interest installment. In the event that any Debenture of a particular series or portion thereof is called for prepayment and the prepayment date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, the amount of such payment shall include accumulated and unpaid interest accrued to, but excluding, such redemption date.

            Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Debentures of the same series (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (1) or clause (2) below:

            (1) The Company may make payment of any Defaulted Interest on Debentures to the persons in whose names such Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Debentureholder at his or her address as it appears in the Debenture Register (as hereinafter defined), not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names such Debentures (or their Predecessor Debentures) are registered on such special record date and shall be no longer payable pursuant to the following clause (2).

            (2) The Company may make payment of any Defaulted Interest on any Debentures in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

            Unless otherwise set forth in a Board Resolution or one or more indentures supplemental hereto establishing the terms of any series of Debentures pursuant to Section 2.1 hereof, the term "regular record date" as used in this Section with respect to a series of Debentures with respect to any Interest Payment Date for such series shall mean either the fifteenth day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.1 hereof shall occur, if such Interest Payment Date is the first day of a month, or the last day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.1 hereof shall occur, if such Interest Payment Date is the fifteenth day of a month, whether or not such date is business day.

            Subject to the foregoing provisions of this Section, each Debenture of a series delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Debenture of such series shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

            SECTION 2.4. Execution of Debentures. The Debentures shall, subject to the provisions of Section 2.6, be printed on steel engraved borders or fully or partially engraved, or legibly typed, as the proper officers of the Company may determine, and shall be signed on behalf of the Company by an Officer of the Company. The Officer's signature may be in the form of a manual or facsimile signature of a present or any future Officer of the Company and may be imprinted or otherwise reproduced on the Debentures and for that purpose the Company may use the manual or facsimile signature of any person who shall have been an Officer, notwithstanding the fact that at the time the Debentures shall be authenticated and delivered or disposed of such person shall have ceased to be an Officer of the Company.

            Only such Debentures as shall bear thereon a Certificate of Authentication substantially in the form established for such Debentures, executed manually by an authorized signatory of the Trustee, or by any Authenticating Agent with respect to such Debentures, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate executed by the Trustee, or by any Authenticating Agent appointed by the Trustee with respect to such Debentures, upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and made available for delivery hereunder and that the holder is entitled to the benefits of this Indenture.

            At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures of any series executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Debentures, signed by its Chairman of the Board, President, or any Vice President and its Treasurer or any Assistant Treasurer and its Secretary, and the Trustee in accordance with such written order shall authenticate and make available for delivery such Debentures.

            In authenticating such Debentures and accepting the additional responsibilities under this Indenture in relation to such Debentures, the Trustee shall be entitled to receive, and (subject to Section 5.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture.

            The Trustee shall not be required to authenticate such Debentures if the issue of such Debentures pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Debentures and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

            SECTION 2.5. Exchange of Debentures. (a) Debentures of any series may be exchanged upon presentation thereof at the office or agency of the Company designated for such purpose in the Borough of Manhattan, The City and State of New York or Wilmington, Delaware, for other Debentures of such series of authorized denominations, and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section. In respect of any Debentures so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall make available for delivery in exchange therefor the Debenture or Debentures of the same series which the Debentureholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

            (b) The Company shall keep, or cause to be kept, at its office or agency designated for such purpose in the Borough of Manhattan, The City and State of New York or Wilmington, Delaware, or such other location designated by the Company a register or registers (herein referred to as the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Debentures and the transfers of Debentures as in this Article provided and which at all reasonable times shall be open for inspection by the Trustee. The registrar for the purpose of registering Debentures and transfer of Debentures as herein provided shall be appointed as authorized by Board Resolution (the "Debenture Registrar"). Upon surrender for transfer of any Debenture at the office or agency of the Company designated for such purpose in the Borough of Manhattan, The City and State of New York or Wilmington, Delaware, the Company shall execute, the Trustee shall authenticate and such office or agency shall make available for delivery in the name of the transferee or transferees a new Debenture or Debentures of the same series as the Debenture presented for a like aggregate principal amount.

            All Debentures presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied (if so required by the Company or the Debenture Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Debenture Registrar, duly executed by the registered holder or by his duly authorized attorney in writing.

            (c) No service charge shall be made for any exchange or registration of transfer of Debentures, or issue of new Debentures in case of partial redemption of any series, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 2.6, Section 10.7 and Section 8.6 not involving any transfer.

            (d) The Company shall not be required (i) to issue, exchange or register the transfer of any Debentures during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Debentures of the same series and ending at the close of business on the day of such mailing, nor (ii) to register the transfer of or exchange any Debentures of any series or portions thereof called for redemption. The provisions of this Section 2.5 are, with respect to any Global Debenture, subject to Section 2.11 hereof.

            SECTION 2.6. Temporary Debentures. Pending the preparation of definitive Debentures of any series, the Company may execute, and the Trustee shall authenticate and make available for delivery, temporary Debentures (printed, lithographed or typewritten) of any authorized denomination, and substantially in the form of the definitive Debentures in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every temporary Debenture of any series shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Debentures of such series. Without unnecessary delay the Company will execute and will furnish definitive Debentures of such series and thereupon any or all temporary Debentures of such series may be surrendered in exchange therefor (without charge to the holders), at the office or agency of the Company designated for the purpose in the Borough of Manhattan, The City and State of New York or Wilmington, Delaware, and the Trustee shall authenticate and such office or agency shall make available for delivery in exchange for such temporary Debentures an equal aggregate principal amount of definitive Debentures of such series, unless the Company advises the Trustee to the effect that definitive Debentures need not be executed and furnished until further notice from the Company. Until so exchanged, the temporary Debentures of such series shall be entitled to the same benefits under this Indenture as definitive Debentures of such series authenticated and delivered hereunder.

            SECTION 2.7. Mutilated, Destroyed, Lost or Stolen Debentures. In case any temporary or definitive Debenture shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon its request the Trustee (subject as aforesaid) shall authenticate and make available for delivery, a new Debenture of the same series bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case the applicant for a substituted Debenture shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant's Debenture and of the ownership thereof. The Trustee may authenticate any such substituted Debenture and make available for delivery the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Debenture which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debenture) if the applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Debenture and of the ownership thereof.

            Every Debenture issued pursuant to the provisions of this Section in substitution for any Debenture which is mutilated, destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Debenture shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures of the same series duly issued hereunder. All Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

            SECTION 2.8. Cancellation of Surrendered Debentures. All Debentures surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Company or any paying agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be canceled by it, and no Debentures shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On written request of the Company, the Trustee shall deliver to the Company canceled Debentures held by the Trustee. If the Company shall otherwise acquire any of the Debentures, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

            SECTION 2.9. Provisions of Indenture and Debentures for Sole Benefit of Parties and Debentureholders. Nothing in this Indenture or in the Debentures, express or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and the holders of the Debentures, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Debentures.

            SECTION 2.10. Appointment of Authenticating Agent. So long as any of the Debentures of any series remain outstanding there may be an Authenticating Agent for any or all such series of Debentures which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Debentures of such series issued upon exchange, transfer or partial redemption thereof, and Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Debentures by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series except for authentication upon original issuance or pursuant to Section 2.7 hereof. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation which has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and which is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or State authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

            Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

            SECTION 2.11. Global Debenture. (a) If the Company shall establish pursuant to Section 2.1 that the Debentures of a particular series are to be issued as one or more Global Debentures, then the Company shall execute and the Trustee shall, in accordance with Section 2.4, authenticate and deliver, one or more Global Debentures which shall represent, and shall be denominated in an aggregate amount equal to the aggregate principal amount of, all of the Outstanding Debentures of such series, shall be registered in the name of the Depositary or its nominee, shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction and shall bear a legend substantially to the following effect: "Except as otherwise provided in Section
2.11 of the Indenture, this Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary."

            (b) Notwithstanding the provisions of Section 2.5, the Global Debenture of a series may be transferred, in whole but not in part and in the manner provided in Section 2.5, only to another nominee of the Depositary for such series, or to a successor Depositary for such series selected or approved by the Company or to a nominee of such successor Depositary.

            (c) If at any time the Depositary for a series of Debentures notifies the Company that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 2.11 shall no longer be applicable to the Debentures of such series and the Company will execute, and subject to Section 2.5, the Trustee will authenticate and make available for delivery Debentures of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debentures of such series in exchange for such Global Debenture. In addition, the Company may at any time determine that the Debentures of any series shall no longer be represented by one or more Global Debentures and that the provisions of this Section 2.11 shall no longer apply to the Debentures of such series. In such event the Company will execute and subject to Section 2.5, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver Debentures of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debentures of such series in exchange for such Global Debentures. Upon the exchange of the Global Debentures for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debentures shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debentures pursuant to this Section 2.11 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Depositary for delivery to the persons in whose names such Debentures are so registered.

            SECTION 2.12. CUSIP Numbers. The Company in issuing the Debentures may use "CUSIP" and "CINS" numbers (if then generally in use), and the Trustee shall use CUSIP numbers or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Debentureholders and no representation shall be made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of redemption or exchange.

                                    ARTICLE 3

                           SATISFACTION AND DISCHARGE

            SECTION 3.1. Satisfaction and Discharge of Indenture. Except as otherwise specified as contemplated by Section 2.1, this Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Debentures herein expressly provided for, and any right to receive additional amounts, as provided in Section 9.4), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

            (a) either,

                  (1) all Debentures theretofore authenticated and delivered and have been delivered to the Trustee for cancellation; or

                  (2) all such Debentures not theretofore delivered to the
            Trustee for cancellation,

                        (i) have become due and payable, or

                        (ii) will become due and payable at their Stated
                  Maturity within one year, or

                        (iii) are to be called for redemption within one year
                  under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose, an amount sufficient to pay and discharge the entire indebtedness on such Debentures and Coupons not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and any interest to the date of such deposit (in the case of Debentures which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

            (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

            (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

            Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 5.6, the obligations of the Company to any Authenticating Agent under Section 5.13 and, if money shall have been deposited with the Trustee pursuant to clause (a)(2) of this Section, the obligations of the Trustee under Section 3.2 and the last paragraph of Section 9.3 shall survive.

            SECTION 3.2. Application of Trust Money. Subject to the provisions of the last paragraph of Section 9.3, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 3.1 or 3.3 and all money received by the Trustee in respect of such U.S. Government Obligations shall be held in trust and applied by it, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and any interest for whose payment such money and U.S. Government Obligations has been deposited with or received by the Trustee. Money deposited pursuant to this Section not in violation of this Indenture shall not be subject to claims of the holders of Senior Indebtedness under Article XIV.

            SECTION 3.3. Company's Option to Effect Defeasance or Covenant Defeasance. If applicable to Debentures of any series, the Company may elect, at its option at any time, to have Section 3.4 or Section 3.5 applied to any such series of Debentures or any Debentures of such series, as the case may be, designated pursuant to Section 2.1 as being defeasible pursuant to such Section
3.4 or 3.5, in accordance with any applicable requirements provided pursuant to
Section 2.1 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 2.1 for such Debentures.

            SECTION 3.4. Discharge and Defeasance. If this Section 3.4 is specified, under the terms of Section 2.1, to be applicable to Debentures of any series, then notwithstanding Section 3.1 and upon compliance with the applicable conditions set forth in 3.6: (a) the Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Debentures of any such series ("Defeasance"); and (b) the provisions of this Indenture as it relates to such Outstanding Debentures shall no longer be in effect (except (i) as to the rights of Holders of Debentures of such series to receive, solely from the trust fund described in Section 3.6, payment of (a) the principal of (and premium, if any) and any installment of principal of (and premium, if any) or interest on Debentures of such series on the Stated Maturity of such principal (and premium, if any) or installment of principal (and premium, if any) or interest or upon optional redemption and/or
(b) any mandatory sinking fund payments or analogous payments applicable to the Debentures of such series on that day on which such payments are due and payable in accordance with the terms of the Indenture and of Debentures of such series,
(ii) the Company's obligations with respect to Debentures of such series under Sections 2.5, 2.6, 2.7, 9.2, 9.3, and 9.4 and (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including those under Section
5.8 hereof.)

            SECTION 3.5. Covenant Defeasance. If this Section 3.5 is specified, as contemplated by Section 2.1, to be applicable to any series of Debentures or any Debentures of such series, as the case may be, (a) the Company shall be released from its obligations under Sections 9.4 through 9.7, inclusive, and any covenants provided pursuant to Section 2.1(14) or 8.1(b) for the benefit of the Holders of Debentures of such series that pursuant to the terms of such Debentures of such series are defeasible pursuant to this Section 3.5 and (b) the occurrence of any event specified in Sections 4.1(c) (with respect to any of Sections 9.3 through 9.7, inclusive, and any such covenants provided pursuant to
Section 2.1(14), 8.1(b), or 8.1(f)) and 4.1(f) (if pursuant to the terms of such Debentures this Section 4.5 is applicable to any such event specified in Section 4.1(f)) shall be deemed not to be or result in an Event of Default, in each case with respect to Debentures of such series as provided in this Section on and after the date the conditions set forth in Section 3.6 are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to Debentures of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 4.1(c) and 4.1(f)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Debentures shall be unaffected thereby.

            SECTION 3.6. Conditions to Defeasance. The following shall be the conditions to the application of Section 3.4 to any applicable series of Debentures or any Debentures of such series, as the case may be:

            (a) (i) with respect to all Outstanding Debentures of such series or such Debentures of such Series, as the case may be, with reference to this
      Section 3.6, the Company has deposited or caused to be deposited with the Trustee irrevocably (but subject to the provisions of Section 3.2 and the last paragraph of Section 9.3), as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debentures of such series, (i) lawful money of the United States in an amount, or (ii) U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than the opening of business on the due dates of any payment referred to in clause (i) or (ii) of this subparagraph (a)(1) lawful money of the United States in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest on such Debentures the Stated Maturity of such principal or installment of principal or interest or upon optional redemption.

            (b) such deposit for the benefit of Holders of Debentures of such series will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

            (c) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default with respect to the Debentures of such series shall have occurred and be continuing on the date of such deposit;

            (d) in the event of an election to have Section 3.4 apply to the Debentures of any series, the Company has delivered to the Trustee an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or
      (ii) since the date of this Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Debentures of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

            (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the Defeasance or Covenant Defeasance with respect to Debentures of such series have been complied with and an Opinion of Counsel to the effect that either (i) as a result of such deposit and the related exercise of the Company's option under this Article, registration is not required under the Investment Company Act of 1940, as amended, by the Company, the trust funds representing such deposit or the Trustee or (ii) all necessary registrations under said Act have been effected.

            Any deposits with the Trustee referred to in Section 3.6(a)(1) above shall be irrevocable and shall be made under the terms of an escrow/trust agreement in form and substance satisfactory to the Trustee. If any Outstanding Debentures of such series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory sinking fund requirement, the applicable escrow trust agreement shall provide therefor and the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

            Upon Defeasance with respect to all the Debentures of any series, the terms and conditions of the Debentures of such series, including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding upon, or applicable to, the Company; provided, that the Company shall not be discharged from any payment obligations in respect of Debentures of such series which are deemed not to be Outstanding under clause (iii) of the definition thereof if such obligations continue to be valid obligations of the Company under applicable law.

            Notwithstanding the cessation, termination and discharge of all obligations, covenants and agreements (except as provided above in this Section 3.6) of the Company under this Indenture with respect to the Debentures of any series, the obligations of the Company to the Trustee under Section 5.6, and the obligations of the Trustee under Section 3.2 and the last paragraph of Section
9.3 shall survive with respect the Debentures of such series.

            Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in this
Section 3.6 with respect to Debentures of any series which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to Debentures of such series.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to this Section 3.6 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Debentures.

                                    ARTICLE 4

                                    REMEDIES

            SECTION 4.1. Events of Default. "Event of Default", wherever used herein with respect to Debentures of any series, unless otherwise provided the applicable supplemental indenture, means any one or more of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) default in the payment of any interest, including compound interest, of any Debenture of such series when it becomes due and payable, and continuance of such default for a period of 30 days (whether or not such payment is prohibited by the subordination provisions set forth in
      Article 14 hereof); provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of any indenture supplemental hereto, shall not constitute a default in the payment of interest for this purpose; or

            (b) default in the payment of the principal of (or premium, if any, on) any Debenture of such series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of the Debentures of such series in accordance with the terms of any indenture supplemental hereto shall not constitute a default in the payment of principal or premium, if any; or

            (c) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of any series of Debentures other than such series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Debentures of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default," hereunder; or

            (d) the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

            (e) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidation, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors; or

            (f) in the event Debentures of any series are issued to the Trust or a trustee of such trust in connection with the issuance of Trust Securities by the K N Trust, the

      K N Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with
      (i) the distribution of Debentures of such series to holders of Trust Securities in liquidation of their interest in the K N Trust, (ii) the redemption of all of the outstanding Trust Securities of the K N Trust or
      (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such "K N Trust"; or

            (g) any other Event of Default provided with respect to Debentures of such series.

            SECTION 4.2. Acceleration of Maturity; Recision and Annulment. If an Event of Default described in clause (a), (b), (c), (f) or (g) (if the Event of Default under clause (c) is with respect to less than all series of Debentures then Outstanding) of Section 4.1 above occurs and is continuing, then, and in each and every such case, unless the principal of all of the Debentures of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debentures of such series then Outstanding hereunder (each such series voting as a separate class), by notice in writing to the Company (and to the Trustee if given by the Holders of Debentures of such series), may declare the entire principal (or, if the Debentures of such series are Original Issue Discount Debentures, such portion of the principal amount as may be specified in the terms of such series) of all Debentures of such series and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (c) (if the Event of Default under clause (c) relates to all series of Debentures then Outstanding), (d) or (e) of Section 4.1 occurs and is continuing, then and in each and every such case, unless the principal of all the Debentures of all series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Debentures of all series then Outstanding hereunder (treated as one class), by notice in writing to the Company (and to the Trustee if given by Holders of Debentures), may declare the entire principal (or, if any Debentures are Original Issue Discount Debentures such portion of the principal as may be specified in the terms thereof) of all Debentures of all series then Outstanding and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

            The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or, if any Debentures are Original Issue Discount Debentures, such portion of the principal as may be specified in the terms thereof) of the Debentures of any series (or of all the Debentures of all series, as the case may be) then Outstanding shall have been so declared due and payable, and before any judgment or decree for the payment of such moneys shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debentures of such series (or of all Debentures of all series, as the case may be) and the principal of (and premium, if any on) Debentures of such series (or of all Debentures of all series, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Debentures) specified in the Debentures of such series (or at the respective rates of interest or Yields to Maturity of all Debentures of all series, as the case may be) to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee, and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Debentures of such series (or, if any Debentures are Original Issue Discount Debentures, such portion of the principal as may be specified in the terms thereof) which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein then and in every such case the Holders of a majority in aggregate principal amount of all the Debentures of such series, each series voting as a separate class (or of all Debentures of all series, as the case may be, voting as a single class), then Outstanding, by written notice to the Company and to the Trustee, may waive all such defaults with respect to the Debentures of such series (or with respect to all Debentures of all series, as the case may be) and rescind and annul such declaration and its consequence, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

            In case the Trustee shall have proceeded to enforce any right with respect to Debentures of such series under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

            SECTION 4.3. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if,

            (a) default is made in the payment of any interest on any Debenture of any series as and when the same shall have become payable and such default continues for a period of 30 days, or

            (b) default is made in the payment of the principal of (or premium, if any, on) any Debenture of any series when the same shall have become due and payable, whether upon maturity of the Debentures of such series or upon redemption or upon declaration or otherwise, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of Debentures of such series, the whole amount then due and payable on such Debentures of such series and any premium and interest and, to the extent that payment of such interest shall be legally enforceable under applicable law, interest on any overdue principal and on the premium, if any, and overdue interest, at the rate or rates prescribed therefor in Debentures of such series and, if the Debentures of such series are held by the K N Trust or a trustee of such trust, without duplication of any other amounts paid by the K N Trust or trustee in respect thereof, upon overdue installments of interest at the rate per annum expressed in the Debentures of such series; and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel under Section 5.6.

            If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon Debentures of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon Debentures of such series, wherever situated.

            If an Event of Default with respect to Debentures of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debentures of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, either at law or in equity or in bankruptcy or otherwise whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

            SECTION 4.4. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debentures of any series or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Debentures of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (a) to file and prove a claim for the whole amount of principal and any premium and interest owing and unpaid in respect of the Debentures of any series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Debentures of such series, and

            (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

            and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Debentures of such series to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Debentures of such series, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.6.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Debenture of any series, any plan of reorganization, arrangement, adjustment or composition affecting the Debentures of such series or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of Debentures of any series in any such proceeding.

            SECTION 4.5. Trustee May Enforce Claims Without Possession of Debentures. All rights of action and claims under this Indenture or under any of the terms established with respect to the Debentures of any series may be prosecuted and enforced by the Trustee without the possession of any of the Debentures of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel due under
Section 5.6, be for the ratable benefit of the Holders of the Debentures of such series in respect of which such judgment has been recovered.

            SECTION 4.6. Application of Money Collected. Any money collected by the Trustee pursuant to this Article with respect to Debentures of any series shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Debentures of such series, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: To the payment of all amounts due the Trustee under Section 5.6;

            SECOND: To the payment of all Senior Indebtedness of the Company and to the extent required by Article 14:

            THIRD: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Debentures of such series in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on Debentures of such series for principal and any premium and interest, respectively; and

            FOURTH: To the payment of the remainder, if any, to the Company.

            SECTION 4.7. Limitation on Suits. No Holder of any Debenture of any series or any coupons appertaining thereto shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless;

            (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debentures of such series and of the continuance thereof with respect to the Debentures of such series specifying such Event of Default, as hereinbefore provided;

            (b) unless the Holders of not less than 25% in principal amount of the Outstanding Debentures of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (c) such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

            (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (e) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in principal amount of the Outstanding Debentures of such series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

            SECTION 4.8. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, but subject to Article 14 of this Indenture, the Holder of any Debenture of any series shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 2.3) interest on Debentures of such series, and any additional amounts contemplated by Section 9.4 in respect of Debentures of such series on the Stated Maturity or Maturities expressed in Debentures of such series (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

            SECTION 4.9. Restoration of Rights and Remedies. If the Trustee or any Holder of Debentures of any series has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Debentures of such series shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

            SECTION 4.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in the last paragraph of Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Debentures is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 4.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Subject to the provisions of Section 4.7, every right and remedy given by this Article or by law to the Trustee or to the Holders of Debentures may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Debentures, as the case may be.

            SECTION 4.12. Control by Holders of Debentures. The Holders of a majority in aggregate principal amount of the Outstanding Debentures of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debentures of such series, provided that,

            (a) such direction shall not be in conflict with any rule of law or with this Indenture, and

            (b) the Trustee may take any other action deemed proper by the Trustee; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture or be unduly prejudicial to the rights of Holders of Debentures of any other series at the time Outstanding. Subject to the provisions of Section 5.2, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

            SECTION 4.13. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Debentures of any series may on behalf of the Holders of all the Debentures of such series and any coupons appertaining thereto waive any past default hereunder with respect to the Debentures of such series and its consequences, except a default

            (a) in the payment of the principal of (or premium, if any) or any interest on any Debenture of such series as and when the same shall become due by the terms of Debentures of such series otherwise than by acceleration (unless such default has been cured and sums sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee (in accordance with Section 4.2), or

            (b) in the covenants contained in Section 9.4, or

            (c) in respect of a covenant or provision hereof which under Article 8 cannot be modified or amended without the consent of the Holder of each Outstanding Debenture of such series affected;

            provided, however, that if the Debentures of such series are held by the K N Trust or a trustee of such trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the Trust shall have consented to such waiver or modification to such waiver; provided, further, that if the consent of the Holder of each Outstanding Debenture of such series is required, such waiver shall not be effective until each holder of the Trust Securities of the applicable "K N Trust" shall have consented to such waiver.

            Upon any such waiver, the default covered thereby shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the Company, the Trustee and the holders of the Debentures of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

            SECTION 4.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Debentures of any series, or to any suit instituted by any Holder of any Debenture for the enforcement of the payment of the principal of or any premium or interest on such Debenture on or after the Stated Maturity or Maturities expressed in such Debenture or Coupon (or, in the case of redemption, on or after the Redemption
Date).

            SECTION 4.15. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 5

                                   THE TRUSTEE

            SECTION 5.1. Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the Holders of any series of Debentures issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Debentures of a such series and after the curing or waiving of all Events of Default which may have occurred with respect to Debentures of such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Debentures of such series has occurred (which has not been cured or waived), the Trustee shall exercise with respect to the Debentures of such series such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (a) prior to the occurrence of an Event of Default with respect to the Debentures of any series and after the curing or waiving of all such Events of Default with respect to the Debentures of such series which may have occurred:

                  (i) the duties and obligations of the Trustee with respect to the Debentures of such series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or mobilizations shall be read into this Indenture against the Trustee: and

                  (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture: but in the case of any such statement, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

            (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 4.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or Power conferred upon the Trustee, under this Indenture.

            No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 5.2. Certain Rights of Trustee. Subject to the provisions of the Trust Indenture Act:

            (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, Coupon, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

            (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate, which, upon receipt of such request, shall be promptly delivered by the Company;

            (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Debentures of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Trustee;

            (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, Coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

            (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

            (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

            SECTION 5.3. Not Responsible for Recitals or Issuance of Debentures. The recitals contained herein and in the Debentures (except the Trustee's certificates of authentication) shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of any Debentures. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Debentures or the proceeds thereof.

            SECTION 5.4. May Hold Debentures. The Trustee, any Authenticating Agent, any Paying Agent, or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Section 5.9 and 5.11 may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, or such other agent.

            SECTION 5.5. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

            SECTION 5.6. Compensation and Reimbursement. The Company, as borrower, agrees:

            (a) to pay to the Trustee or any successor Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (b) except as otherwise expressly provided herein, to reimburse the Trustee or any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

            (c) to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

            When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.1(d) or Section 4.1(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar laws.

            The Trustee shall have a lien prior to the Debentures as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 5.6, except with respect to funds held in trust for the benefit of the Holders of particular Debentures.

            The provisions of this Section 5.6 shall survive the termination of this Indenture.

            SECTION 5.7. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 5.8.

            (b) The Trustee may resign at any time with respect to the Debentures of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by
Section 5.8 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debentures of such series.

            (c) The Trustee may be removed at any time with respect to the Debentures of any series by Act of the Holders of a majority in principal amount of the Outstanding

Debentures of such series delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 5.8 shall not have been delivered to the Trustee within 30 days after the delivery of such Act of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debentures of such series.

            (d) If at any time:

                  (1) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder of a Debenture who has been a bona fide Holder of a Debenture for at least six months, or

                  (2) the Trustee shall cease to be eligible under Section 6.10 and Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any such Holder of a Debenture who has been a bona fide Holder of Debenture for at least six months, or

                  (3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Debentures, or (ii) subject to Section
            4.14 any Holder of a Debenture who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Debentures and the appointment of a successor Trustee or Trustees.

            (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Debentures of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Debentures of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Debentures of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Debentures of any particular series) and shall comply with the applicable requirements of Section 5.8. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Debentures of any series shall be appointed by Act of the Holders of a majority in principal amount of Outstanding Debentures of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.8, become the successor Trustee with respect to the Debentures of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Debentures of any series shall have been so appointed by the Company or the Holders of

Debentures of such series and accepted appointment in the manner required by
Section 5.8, any Holder of a Debenture of such series who has been a bona fide Holder of a Debenture of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debentures of such series.

            (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Debentures of any series and each appointment of a successor Trustee with respect to the Debentures of any series in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Debentures of such series and the address of its Corporate Trust Office.

            SECTION 5.8. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to all Debentures, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but on the written request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

            (b) In case of the appointment hereunder of a successor Trustee with respect to the Debentures of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Debentures of such series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and conform to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of such series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Debentures, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of such series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of such series to which the appointment of such successor Trustee relates; but, on the written request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debentures of such series to which the appointment of such successor Trustee relates.

            (c) Upon the written request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

            (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

            SECTION 5.9. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the holder of Common Securities (as if it were the obligor referred to in Section 310(b) of the Trust Indenture Act) shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

            SECTION 5.10. Corporate Trustee Required; Eligibility. There shall be at all times a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereunder specified in this Article.

            SECTION 5.11. Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

            SECTION 5.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.

            SECTION 5.13. Notice of Defaults. If a default occurs hereunder with respect to Debentures of any series, the Trustee shall give the Holders of Debentures of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 4.1(c) with respect to Debentures of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Debentures of such series.

                                    ARTICLE 6

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

            SECTION 6.1. Preservation of Information: Communications to Holders.
(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Debentures (i) contained in the most recent list furnished to the Trustee as provided in Section 312(a) of the Trust Indenture Act, (ii) received by the Trustee in its capacity as Debenture Registrar and (iii) filed with it within the two preceding years pursuant to Section 313(c)(2) of the Trust Indenture Act. The Trustee may (A) destroy any list furnished to it as provided in Section 312(a) of the Trust Indenture Act upon receipt of a new list so furnished, (B) destroy any information received by it as Paying Agent (if so acting) hereunder upon delivering to itself as Trustee, not earlier than [March 20 or September 20] of each year, a list containing the names and addresses of the Holders of Debentures obtained from such information since the delivery of the next previous list, if any, (C) destroy any list delivered to itself as Trustee which was compiled from information received by it as Paying Agent (if so acting) hereunder upon the receipt of a new list so delivered and (D) destroy not earlier than two years after filing, any information filed with it pursuant to
Section 313(c)(2) of the Trust Indenture Act. For purposes of Section 312(a) of the Trust Indenture Act, the term "stated intervals" shall mean within 14 days after each record date for payments to Holders of Debentures.

            (b) If three or more Holders of Debentures of any series (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debenture of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Debentures of such series with respect to their rights under this Indenture or under the Debentures of such series and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

                  (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 6.1(a), or

                  (ii) inform such applicants as to the approximate number of
            Holders of Debentures of such series whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 6.1(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

            If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of Debentures of such series whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 6.1(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders of Debentures of such series or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders of Debentures of such series with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

            (c) Every Holder of Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Debentures in accordance with Section 6.1(b), regardless of the source from which such information was derived and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under
Section 6.1(b).

            SECTION 6.2. Reports by Trustee. The Trustee shall in each year transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of Section 313(a). The trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

            SECTION 6.3. Reports by Company. The Company shall file with the Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. The Company shall transmit information to the Holders of the Debentures as required by
Section 313(c) of the Trust Indenture Act.

            Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                                    ARTICLE 7

                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

            SECTION 7.1. Company May Consolidate, Etc. on Certain Terms. The Company shall not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless (a) either the Company shall be the continuing corporation, or the successor corporation (if other than the Company) shall be a corporation organized under the laws of the United States of America or any State thereof and shall expressly assume the due and punctual payment of the principal of and interest on all the Debentures, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (b) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

            SECTION 7.2. Successor Corporation Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any securities which previously shall have been signed and delivered by the officers of the Company, to the Trustee for authentication, and any Debentures which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof.

            In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

            In the event of any such sale or conveyance (other than a conveyance by way of lease) the Company or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Debentures and may be liquidated and dissolved.

            SECTION 7.3. Opinion of Counsel to Trustee. The Trustee may receive an Opinion of Counsel, prepared in accordance with Section 1.2, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

                                    ARTICLE 8

                             SUPPLEMENTAL INDENTURES

            SECTION 8.1. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders of Debentures or Coupons, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

            (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Debentures; or

            (b) to add to the covenants of the Company for the benefit of the Holders of Debentures of all or any series (and if such covenants are to be for the benefit of Debentures of less than all series, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

            (c) to add any additional Events of Default (and if such Events of Default are to be for the benefit of Debentures of less than all series, stating that such Events of Default are expressly being included solely for the benefit of such series); or

            (d) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Debenture Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

            (e) to establish the form or terms of Debentures of any series and any related Coupons as permitted by Sections 2.1; or

            (f) to evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to the Debentures of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 5.8(b); or

            (g) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action shall not adversely affect the interests of the Holders of Debentures of any series or any related Coupons in any material respect.

            SECTION 8.2. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Debentures of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debenture affected thereby,

            (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debenture of any series, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any obligation of the Company to pay additional amounts pursuant to Section 9.4 (except as contemplated by Section 7.1 and permitted by Section 8.1(a)), or reduce the amount of the principal of an Original Issue Discount Debenture that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 4.2 or change the coin or currency in which any Debenture or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

            (b) reduce the percentage in principal amount of the Outstanding Debentures of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of certain defaults hereunder and their consequences provided for in this Indenture, or reduce the requirements of Section ? for quorum or voting, or

            (c) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 9.2, or

            (d) modify any of the provisions of this Section or Section 4.13, except to increase any such percentage or to provide that certain other provisions of this

      Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Debenture of such series with respect to changes in the references to "the Trustee" and concomitant changes in this Section or the deletion of this proviso, in accordance with the requirements of Sections 5.7(b) and 8.1(g), or

            (e) make any change that adversely affects the right to convert any Debenture of any series as provided or pursuant to Section 2.1 (except as permitted by Section 8.1) or decrease the conversion rate or increase the conversion price of any such Debenture of such series, or

            (f) if the Debentures of any series are secured, change the terms and conditions pursuant to which the Debentures of such series are secured in a manner adverse to the Holders of the secured Debentures of such series.

            If the Debentures of such series are held by a "K N Trust" or a trustee of such trust, such supplemental indenture shall not be effective until the holders of a majority in liquidation amount of the Preferred Securities of the applicable K N Trust then outstanding shall have consented to such supplemental indenture; provided that if the consent of the Holder of each Outstanding Debenture of such series is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of the applicable "K N Trust" shall have consented to such supplemental indenture.

            A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of Debentures of one or more particular series, or which modifies the rights of the Holders of Debentures of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debentures of any other series. It shall not be necessary for any Act of Holders of Debentures of any series under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

            SECTION 8.3. Execution of Supplemental Indentures. In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 5.2) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

            SECTION 8.4. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder and of any Coupons appertaining thereto shall be bound thereby.

            SECTION 8.5. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act of 1939, as amended, in effect on such date.

            SECTION 8.6. Reference in Debentures to Supplemental Indentures. Debentures of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures of such series.

                                    ARTICLE 9

                                    COVENANTS

            SECTION 9.1. Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of Debentures of any series that it will duly and punctually pay the principal of and any premium and interest on the Debentures of such series in accordance with the terms of the Debentures of such series and this Indenture.

            SECTION 9.2. Maintenance of Office or Agency. So long as any series of the Debentures remain outstanding, the Company agrees to maintain an office or agency in the Borough of Manhattan, The City and State of New York, with respect to each such series and at such other location or locations as may be designated as provided in this Section 9.2, where (i) Debentures of that series may be presented for payment, (ii) Debentures of that series may be presented as herein above authorized for registration of transfer and exchange, and (iii) notices and demands to or upon the Company in respect of the Debentures of that series and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by its President or a Vice President and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

            SECTION 9.3. Money for Debentures Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to Debentures of any series, it will, on or before each due date of the principal of and any premium or interest on any of the Debentures of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure to act.

            Whenever the Company shall have one or more Paying Agents for Debentures of any series it will, prior to each due date of the principal of and any premium or interest on any Debentures of such series, deposit with a Paying Agent a sum sufficient to pay the principal and any premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure to act.

            The Company will cause each Paying Agent for Debentures of any series other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

            (a) hold all sums held by it for the payment of the principal of and any premium or interest on Debentures of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

            (b) give the Trustee notice of any default by the Company (or any other obligor upon the Debentures of such series) in the making of any payment of principal of and any premium or interest on the Debentures of such series; and

            (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

            The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and any premium or interest on any Debenture of any series and remaining unclaimed for two years after such principal and any premium or interest has become due and payable shall be paid to the Company on Company

Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of the Debenture of such series shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and all liability of the Company as trustee thereof shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

            SECTION 9.4. Limitation on Dividends; Transactions with Affiliates. If Debentures of any series are issued to a "K N Trust" or a trustee of such trust in connection with the issuance of Trust Securities by such "K N Trust" and (a) there shall have occurred any event that would constitute an Event of Default, (b) the Guarantor shall be in default with respect to its payment of any obligations under a K N Guarantee or the Common Securities Guarantee relating to such "K N Trust", of (c) the Company shall have given notice of its election to defer payments of interest on Debentures of such series by extending the interest payment period as provided herein and such period, or any extension thereof, shall be continuing, then the Company (i) shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock of the Company in connection with the satisfaction by the Company or any of its subsidiaries of their respective obligations under any benefit plans for directors, officers, agents or employees of the company's dividend reinvestment or director, officer, agent or employee stock purchase plans, (B) as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock, (C) the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged for capital stock, (D) dividends or distributions in the form of shares of, or options, warrants or rights to subscribe for or purchase shares of capital stock of the Company or (E) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan (including such existing plan) in the future or the redemption or repurchase or any such rights pursuant thereto), (ii) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Subordinated Debentures and (iii) shall not make any guarantee payments with respect to any guarantee by the Company of any securities of any Subsidiary of the Company if such guarantee ranks pari passu with or junior in right of payment to the Subordinated Debentures.

            SECTION 9.5. Covenants as to "K N Trust". In the event Debentures are issued to a "K N Trust" or a trustee of such trust in connection with the issuance of Trust Securities by such "K N Trust", for so long as such Trust Securities remain outstanding, the Company will (a) maintain 100% direct or indirect ownership of the Common Securities of such "K N Trust"; provided, however, that any permitted successor of the Company under the

Indenture may succeed to the Company's ownership of the Common Securities, (b) use its reasonable efforts to cause such "K N Trust" (i) to remain a statutory business trust, except in connection with a distribution of Debentures of such series to the holders of Trust Securities in liquidation of such "K N Trust", the redemption of all of the Trust Securities of such K N Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration,
(ii) to continue to be classified as a grantor trust for United States federal income tax purposes and (iii) to continue to qualify for an exemption from registration under the Investment Company Act of 1940, as amended, and (c) use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Debentures of such series.

            SECTION 9.6. Additional Amounts. If the Debentures of any series provide for the payment of additional amounts, the Company will pay to the Holder of any Debenture of such series additional amounts as provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of any Debenture of any series or the net proceeds received on the sale or exchange of any Debenture of any series, such mention shall be deemed to include mention of the payment of additional amounts provided for in this Section to the extent that, in such context additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

            If the Debentures of any series provide for the payment of additional amounts, at least 10 days prior to the first Interest Payment Date with respect to Debentures of such series (or if the Debentures of such series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Trustee and the Company's principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers' Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Debentures of such series shall be made to Holders of Debentures of such series who are United States Aliens without withholding for or on account of any tax assessment or other governmental charge described in the Debentures of such series. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Debentures of such series and the Company will pay to the Trustee or such Paying Agent the additional amounts required by this Section. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section.

            SECTION 9.7. Existence. Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

            SECTION 9.8. Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate signed by its principal executive officer, principal financial officer or principal accounting officer stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

            SECTION 9.9. Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each year a written notice specifying the amount of Original Issue Discount (including daily rates and accrual periods) accrued on Outstanding Debentures as of the end of such year.

            SECTION 9.10. Financial Information; SEC Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; or, if the Company is not required to file such documents or reports pursuant to either such sections, then to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

                                   ARTICLE 10

                            REDEMPTION OF DEBENTURES

            SECTION 10.1. Applicability of Article. Debentures of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.1 for Debentures of any series) in accordance with this Article.

            SECTION 10.2. Election to Redeem; Notice to Trustee. The election of the Company to redeem Debentures of any series shall be evidenced by an Officers' Certificate. In the case of any redemption, at the election of the Company, the Company shall, upon not less than 30 nor more than 60 days prior to the Redemption Date fixed by the Company, notify the Trustee of such Redemption Date and of the principal amount of Debentures of such series to be redeemed. In the case of any redemption of Debentures of such series (a) prior to the expiration of any restriction on such redemption provided in the terms of such Debentures of such series or elsewhere in this Indenture, or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of Debentures of such series, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction or condition.

            SECTION 10.3. Selection by Trustee of Debentures to Be Redeemed. If less than all the Debentures of any series and of like tenor are to be redeemed, the particular Debentures of such series to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Debentures of such series and of like tenor not previously called for redemption. If the Outstanding Debentures have not been distributed to the Holders of Trust Securities upon a dissolution of the "K N Trust" (where applicable), the Debentures to be redeemed may be selected by such method as the Trustee shall deem fair and appropriate and which may provide for the selection of portions (equal to the minimum authorized denomination for Debentures of such series or any integral multiple thereof) of the principal amount of Registered Debentures of such series of a denomination larger than the minimum authorized denomination for Debentures of such series. If the Outstanding Debentures have been distributed to the Holders of Trust Securities, then the Trustee must redeem the Outstanding Debentures pro rata. If so specified in the Debentures of any series, partial redemptions must be in an amount not less than $100,000 principal amount of Debentures.

            The Trustee shall promptly notify the Company in writing of the Debentures of such series selected for redemption and, in the case of any Debentures of such series selected for partial redemption, the principal amount thereof to be redeemed.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures of such series of shall relate, in the case of any Debentures of such series redeemed or to be redeemed only in part, to the portion of the principal amount of the Debentures of such series which has been or is to be redeemed.

            SECTION 10.4. Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 1.6 to the Holders of Debentures to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date. All notices of redemption shall identify the Debentures (including the CUSIP number) to be redeemed and shall state:

            (a) the Redemption Date;

            (b) the Redemption Price;

            (c) if less than all the Outstanding Debentures of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Debentures of such series to be redeemed, and a statement to the effect that on or after the Redemption Date upon surrender of such Debenture a new Debenture of such series in the principal amount equal to the unredeemed portion will be issued;

            (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Debenture of such series to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date; and

            (e) the place or places where such Debentures of such series, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price.

            Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

            SECTION 10.5. Deposit of Redemption Price. Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Debentures which are to be redeemed on that date.

            SECTION 10.6. Debentures Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Debentures so to be redeemed shall on the Redemption Date become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Debentures shall cease to bear interest. Upon surrender of any such Debenture for redemption in accordance with said notice maturing after the Redemption Date, such Debenture shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 2.1, installments of interest on Registered Debentures whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debentures or one or more Predecessor Debentures, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 2.3.

            If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Debenture.

            SECTION 10.7. Debentures Redeemed in Part. Any Registered Debenture of any series which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Debenture without service charge, a new Registered Debenture or Debentures of such series and of like tenor of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture of such series so surrendered.

                                   ARTICLE 11

                             [Intentionally Omitted]

                                   ARTICLE 12

                        MEETINGS OF HOLDERS OF DEBENTURES

            SECTION 12.1. Purposes for Which Meetings May be Called. If Debentures of any series are issuable as Bearer Debentures, a meeting of Holders of Debentures of such series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Debentures of such series.

            SECTION 12.2. Call, Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of Holders of Debentures of such series for any purpose specified in Section 12.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York or Wilmington, Delaware as the Trustee shall determine. Notice of every meeting of Holders of Debentures of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.6, not less than 21 nor more than 180 days prior to the date fixed for the meeting (or, in the case of a meeting of Holders with respect to Debentures of any series all or part of which are represented by a Global Debenture, not less than 20 nor more than 40 days).

            (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 25% in principal amount of the Outstanding Debentures of any series shall have requested the Trustee to call a meeting of the Holders of Debentures of such series for any purpose specified in Section 12.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Debentures of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

            SECTION 12.3. Persons Entitled to Vote at Meetings. Upon the calling of any meeting of Holders with respect to the Debentures of any series all or part of which are represented by a Book-Entry Debenture, a record date shall be established for determining Holders of Outstanding Debentures of such series entitled to vote at such meeting, which record date shall be the close of business on the day the notice of the meeting of Holders is given in accordance with Section 12.2. The Holders on such record date, and their designated proxies, and only such Persons, shall be entitled to vote at any meeting of Holders. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Debentures of such series or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Debentures of such series; provided, however, that in the case of any meeting of Holders with respect to the Debentures of any series all or part of which are represented by a Book-Entry Debenture, only Holders, or their designated proxies, of record on the record date established pursuant to Section 12.3 hereof shall be entitled to vote at such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

            SECTION 12.4. Quorum; Action. The Persons entitled to vote a majority in principal amount of the Outstanding Debentures of any series shall constitute a quorum for a meeting of Holders of Debentures of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of a specified percentage in aggregate principal amount of Outstanding Debentures of such series that is less or greater than a majority in principal amount of the Outstanding Debentures of such series, then, with respect to such action (and only such action) the Persons entitled to vote such lesser or greater percentage in principal amount of the Outstanding Debentures of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Debentures of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 12.2(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Debentures of such series which shall constitute a quorum. Notwithstanding the foregoing, no meeting of Holders with respect to Debentures of any series which is represented in whole or in part by a Global Debenture, shall be adjourned to a date more than 90 days after the record date for such meeting unless the Trustee shall send out a new notice of meeting and establish, in accordance with Section 12.3, a new record date for Holders entitled to vote at such meeting.

            Except as limited by the proviso to Section 8.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debentures of such series; provided, however, that, except as limited by the proviso to Section 8.2, any resolution with respect to any consent or waiver which this Indenture expressly provides may be given by the Holders of a specified percentage in aggregate principal amount of Outstanding Debentures of such series that is less or greater than a majority in principal amount of the Outstanding Debentures of such series may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debentures of such series.

            Any resolution passed or decision taken at any meeting of Holders of Debentures of any series duly held in accordance with this Section shall be binding on all the Holders of Debentures of such series and the Coupons appertaining thereto, whether or not present or represented at the meeting.

            SECTION 12.5. Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Debentures of any series in regard to proof of the holding of Debentures of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Debentures of such series shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 1.4 to certify to the holding of Bearer Debentures of such series. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.4 or other proof.

            (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Debentures of such series as provided in Section 12.2(b), in which case the Company or the Holders of Debentures of such series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Debentures of such series represented at the meeting.

            (c) At any meeting each Holder of a Debenture of such series or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Debentures of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Debenture of such series or proxy.

            (d) Any meeting of Holders of Debentures of any series duly called pursuant to Section 12.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Debentures of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

            SECTION 12.6. Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Debentures of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Debentures of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Debentures of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Debentures of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 12.2 and, if applicable, Section 12.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                   ARTICLE 13

                             [Intentionally Omitted]

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                        K N ENERGY, INC., as Issuer


                        By
                             ---------------------------------------------------
                             Name:
                             Title:

                        WILMINGTON TRUST COMPANY, not in its individual
                          capacity but solely as Trustee


                        By
                             ---------------------------------------------------
                             Name:
                             Title: